UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2014

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2014, Brightcove Inc. (the “Company”) issued a press release announcing certain financial and other information for the quarter ended March 31, 2014. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, Elizabeth Nelson resigned, effective as of the date on which the Company publicly releases its earnings for the quarter ended June 30, 2014, from the Company’s Board of Directors (the “Board”). Ms. Nelson will continue to serve as a member of the Company’s Audit Committee and as a member of the Company’s Nominating and Corporate Governance Committee until her resignation. Ms. Nelson’s resignation is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

In addition, on April 30, 2014, the Board increased the size of the Board from seven (7) to eight (8) directors and appointed Gary Haroian to the Board to fill a vacancy as a Class III director, to serve until the Company’s 2015 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Haroian will join the Company’s Nominating and Corporate Governance Committee and Audit Committee, and will succeed Ms. Nelson as Chair of the Company’s Audit Committee.

Mr. Haroian’s compensation will be consistent with that provided to all of the Company’s non-employee directors. In addition, the Company expects to enter into an indemnification agreement with Mr. Haroian in connection with his appointment to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company.

There is no arrangement or understanding pursuant to which Mr. Haroian was appointed to the Board. There are no family relationships between Mr. Haroian and any director or executive officer of the Company, and Mr. Haroian has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 30, 2014, the Company issued a press release announcing Mr. Haroian’s appointment to the Board as discussed in Item 5.02 of this Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.2 hereto. The information in this Item 7.01 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated April 30, 2014, including attachments.

99.2	Press Release of Brightcove Inc. dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014	Brightcove Inc.

	By:	/s/ Christopher Menard
Christopher Menard
Chief Financial Officer